                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2003, relating to the financial statements and financial highlights of SunAmerica Biotech/Health Fund and Tax Managed Equity Fund which appear in the October 31, 2003 Annual Report to Shareholders of SunAmerica Strategic Investment Series, Inc., which are also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2003, relating to the financial statements and financial highlights of the SunAmerica Value Fund which appear in the October 31, 2003 Annual Report to Shareholders of SunAmerica Style Select Series, Inc., which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors and Legal Counsel" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
January 29, 2004